UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2022

WOLFSPEED, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

On June 24, 2022, pursuant to the previously announced Asset Purchase Agreement, dated October 18, 2020 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement”), among Wolfspeed, Inc. (the “Company”), SMART Global Holdings, Inc., a Cayman Islands exempted company (“SGH”), and CreeLED, Inc. (formerly known as Chili Acquisition, Inc.), a Delaware corporation and wholly owned subsidiary of SGH (“CreeLED” and collectively with SGH, “SMART”), CreeLED issued a promissory note for $101,823,704 in favor of the Company (the “Earnout Note”). As previously announced, on March 1, 2021, the Company completed the sale of certain assets and subsidiaries comprising its former LED Products segment (the “LED Business”) to SMART pursuant to the Purchase Agreement. The Earnout Note was issued based on the revenue and gross profit performance of the LED Business in the first four full fiscal quarters following the closing. The Earnout Note will accrue interest at a rate of the three-month LIBOR plus 3.0% with interest paid every three months, and one bullet payment of principal and all accrued and unpaid interest will be payable on the Earnout Note’s maturity date. The Earnout Note will mature on March 27, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Neill P. Reynolds
Neill P. Reynolds
Executive Vice President and Chief Financial Officer

Date: June 29, 2022